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                                                               EXHIBIT (e)(1)(q)

                                 AMENDMENT NO. 3
                          MASTER DISTRIBUTION AGREEMENT


         The Master Distribution Agreement (the "Agreement"), dated February 28, 1997, by and between AIM Equity Funds, Inc., a Maryland corporation, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A

CLASS B SHARES
--------------

AIM Aggressive Growth Fund
AIM Blue Chip Fund
AIM Capital Development Fund
AIM Charter Fund
AIM Constellation Fund
AIM Large Cap Growth Fund
AIM Weingarten Fund "


         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Date:_________________________, 1998

                                         AIM EQUITY FUNDS, INC.


Attest:                                  By:
       ----------------------------         ----------------------------------
           Assistant Secretary                          President


(SEAL)

                                         A I M DISTRIBUTORS, INC.



Attest:                                  By:
       ----------------------------         ----------------------------------
           Assistant Secretary                          President

(SEAL)